Exhibit 4.7

XTV GUARANTY

THIS GUARANTY, dated December 2, 2005, by the undersigned (the “Guarantor”) in favor of and for the benefit of IIG CAPITAL LLC, a New York limited liability company, as agent for IIG TRADE OPPORTUNITY FUND (the “Lender”).

RECITALS

WHEREAS, INTERNET BILLING COMPANY, LLC (the “Borrower”) and the Lender have entered into a Credit and Security Agreement dated December 31, 2005 (the “Initial Credit Agreement”); and

WHEREAS, Interactive Brand Development, Inc. (“IBD”) subsequently acquired and completed the acquisition of 100% of the equity interests in Media Billing Company, LLC, which owns 100% of the equity interests in Lender; and

WHEREAS, Guarantor is a wholly-owned subsidiary of IBD and an affiliate of Borrower; and

WHEREAS, Guarantor has requested Lender to enter into a First Amendment, dated the date hereof, to the Initial Credit Agreement (the “First Amendment”) to, among other things, (a) forbear declaring certain defaults, (b) increase the Maximum Advance Commitment provided for and (c) extend the Termination Date, all under the Initial Credit Agreement (the Initial Credit Agreement as amended by First Amendment and as the Credit Agreement may be further amended, modified, supplemented and/or renewed from time to time, the “Credit Agreement”); and

WHEREAS, the extension of credit by the Lender to the Borrower (an affiliate of the Guarantor) is in the interests of, and provides substantial benefit to, the Guarantor; and

WHEREAS, it is a condition to the execution, delivery and performance by the Lender of the First Amendment that the Guarantor guaranty payment and performance of all Guaranteed Obligations (as hereinafter defined).

NOW, THEREFORE, to induce the Lender to execute, deliver and perform the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement) and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees as follows:

1.

Defined Terms. Capitalized terms used but not defined herein shall have their respective meanings as set forth in the Credit Agreement.

2.

Guaranty. (a)

The Guarantor unconditionally and irrevocably guarantees to the Lender the full and punctual payment and performance by the Borrower, when due, whether at the stated due date, by acceleration or otherwise, of all Obligations of the Borrower, howsoever created, arising or evidenced, voluntary or involuntary, whether direct or indirect, absolute or contingent, now or hereafter existing or owing to the Lender (collectively, the “Guaranteed Obligations”). This Guaranty is an absolute, unconditional, continuing guaranty of payment and not of collection of the Guaranteed Obligations and includes Guaranteed Obligations arising from successive transactions which shall either continue such Guaranteed Obligations or from time to time renew such Guaranteed Obligations after the same has been satisfied. This Guaranty is in no way conditioned upon any attempt to collect from the Borrower or upon any other event or contingency, and shall be binding upon and enforceable against the Guarantor without regard to the validity or enforceability of the Credit Agreement, the Note, the Security Agreement, and Pledge Agreement or any other Loan Document or of any term or provision of any thereof. If for any reason the Borrower shall fail or be unable, for any reason whatsoever, duly and punctually to pay any of the Guaranteed Obligations (including, without limitation, amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. § 362(a), and interest that but for the filing of a petition in Bankruptcy with respect to the Borrower or any other obligor in respect of the Guaranteed Obligations would accrue on such obligations,), the Guarantor will forthwith pay the same, in cash, immediately upon demand.

(b)

In the event the Credit Agreement, the Note or any other Loan Document shall be terminated as a result of the rejection thereof by any trustee, receiver or liquidating agent of the Borrower or any of its properties in any Bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar proceeding, the Guarantor’s obligations hereunder shall continue to the same extent as if such Credit Agreement, the Notes or such other Loan Document had not been so rejected.

(c)

Without limiting the generality of any other term or provision of this Guaranty, the Credit Agreement or any of the Loan Documents, the Guarantor shall pay all liabilities, obligations, claims, amounts, costs, expenses (including, without limitation, attorneys’ fees and disbursements) and damages incurred in connection with the enforcement of the Obligations of the Borrower under the Credit Agreement or the Note or any other Loan Document, and such liabilities, obligations, claims, amounts, costs, expenses (including, without limitation, attorneys’ fees and disbursements) and damages incurred in connection with the enforcement of the obligations of the Guarantor under this Guaranty.

(d)

The Guarantor further agrees that if any payment made by the Borrower or the Guarantor to the Lender on any Obligation is rescinded, recovered from or repaid by the Lender, in whole or in part, in any Bankruptcy, insolvency or similar proceeding instituted by or against the Borrower or the Guarantor, this Guaranty shall continue to be fully applicable to such Guaranteed Obligation to the same extent as though the payment so recovered or repaid had never originally been made on such Guaranteed Obligation.

(e)

If any Event of Default shall have occurred, the Lender is each hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Guarantor against any of and all the obligations of the Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not the Lender shall have made any demand hereunder and although such obligations may be unmatured. The rights under this paragraph 2(e) are in addition to other rights and remedies (including other rights of set off) which the Lender may have.

(f)

No payment or payments made by the Borrower, any other guarantor, or any other Person, or received or collected by the Lender from the Borrower, any other guarantor, or any other Person, whether by way or any action, suit or proceeding, or any set-off, appropriation of application, or otherwise, at any time or from time to time, in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder, who shall remain liable for all Guaranteed Obligations from time to time until the Guaranteed Obligations are fully and finally paid and performed and the Credit Agreement and the other Loan Documents shall have been terminated as acknowledged in writing by the Lender.

3.

Guaranty Continuing, Absolute, Unlimited. The obligations of the Guarantor hereunder shall be continuing, absolute, unlimited and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim the Guarantor may have against the Lender or the Borrower or any other Person, and shall remain in full force and effect without regard to, and, to the fullest extent permitted by applicable law, shall not be released, discharged or in any way affected by, any circumstance or condition (whether or not the Guarantor shall have any knowledge or notice thereof) whatsoever which might constitute a legal or equitable discharge or defense of a guarantor or surety, including, but not limited to, (a) any express or implied amendment, modification or supplement to the Credit Agreement, the Note, or any other Loan Document or any other agreement referred to in any thereof, or any other instrument applicable to the Borrower or to the Loans, or any part thereof; (b) any failure on the part of the Borrower to perform or comply with the Credit Agreement, the Note or any other Loan Document or any failure of any other Person to perform or comply with any term of the Credit Agreement, the Note, or any other Loan Document or any other agreement as aforesaid; (c) any waiver, consent, change, extension, indulgence or other action or any action or inaction under or in respect of the Credit Agreement, the Note, or any other Loan Document or any other agreement as aforesaid, whether or not the Lender, the Borrower or the Guarantor has notice or knowledge of any of the foregoing; (d) any Bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower, or its properties or creditors, or any action taken by any trustee or receiver or by any court in any such proceeding; (e) any furnishing or acceptance of additional security or any release of any security; (f) any limitation on the liability or obligations of the Borrower under the Credit Agreement, the Note or any other Loan Document or any termination, cancellation, frustration, invalidity or unenforceability, in whole or in part, of the Credit Agreement, the Note, this Guaranty or any other Loan Document or any term of any thereof; (g) any Lien on or affecting the Guarantor’s or the Borrower’s assets and properties; (h) any act, omission or breach on the part of the Lender under the Credit Agreement, the Note or any other Loan Document or any other agreement at any time existing between the Lender and the Borrower or any requirement of law, or other agreement applicable to the Lender or any Loan; (i) any claim as a result of any other dealings among the Lender, the Guarantor or the Borrower; (j) the assignment of this Guaranty, the Credit Agreement, the Note or any other Loan Document by the Lender to any other Person; or (k) any change in the name of the Lender, the Borrower or any other Person referred to herein.

4.

Waivers. (a) The Guarantor unconditionally waives, to the fullest extent permitted by applicable law: (i) notice of any of the matters referred to in Section 2 hereof; (ii) all notices which may be required by statute, rule of law or otherwise to preserve any rights against the Guarantor hereunder, including, without limitation, notice of the acceptance of this Guaranty, or the creation, renewal, extension, modification or accrual of the Guaranteed Obligations or notice of any other matters relating thereto, any presentment, demand, notice of dishonor, protest, nonpayment of any damages or other amounts payable under the Credit Agreement, the Note or any other Loan Documents; (iii) any requirement for the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Credit Agreement, the Note or any other Loan Documents, including, without limitation, diligence in collection or protection of or realization upon the Guaranteed Obligations or any part thereof or any collateral thereof; (iv) any requirement of diligence; (v) any requirement to mitigate the damages resulting from a Default or Event of Default under the Credit Agreement, the Note or any other Loan Documents; (vi) the occurrence of every other condition precedent to which the Guarantor or the Borrower may otherwise be entitled; (vii) the right to require the Lender to proceed against the Borrower or any other Person liable on the Guaranteed Obligations, to proceed against or exhaust any security held by the Borrower or any other Person, or to pursue any other remedy in the Lender power whatsoever; and (viii) the right to have the property of the Borrower first applied to the discharge of the Guaranteed Obligations.

(b)

The Lender may, at its election, exercise any right or remedy it may have against the Borrower, without affecting or impairing in any way the liability of the Guarantor hereunder and the Guarantor waives, to the fullest extent permitted by applicable law, any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Borrower, whether resulting from such election by the Lender or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation for any cause whatsoever of the liability, either in whole or in part, of the Borrower to the Lender for the Guaranteed Obligations.

(c)

The Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and agrees that the Lender shall not have any duty to advise the Guarantor of information regarding any condition or circumstance or any change in such condition or circumstance. Guarantor acknowledges that the Lender has not made any representations to the Guarantor concerning the financial condition of the Borrower.

5.

Representations and Covenants of the Guarantor. (a) The Guarantor hereby represents and warrants that the representations and warranties contained in Section 5 of the Credit Agreement, to the extent they relate to the Guarantor, are true and correct as of the date hereof and the Guarantor further agrees that the Lender is entitled to rely on such representations and warranties to the same extent as though the same were set forth in full herein.

(b)

The Guarantor hereby agrees to perform and comply with the covenants contained in Sections 6 and 7 of the Credit Agreement (the “Covenants”) as if such covenants pertained to and were made by the Guarantor made by the Guarantor. The Covenants are hereby incorporated by reference herein, mutatis mutandis, as if set forth herein in full. Without limiting the generality of the foregoing, all references in the Covenants, as incorporated by reference herein, to “iBill” or “Borrower” shall be deemed to be references to Guarantor.

6.

Payments. Each payment by the Guarantor to the Lender under this Guaranty shall be made in the time, place and manner provided for payments in the Credit Agreement without set-off or counterclaim to the account and/or address at which such payment is required to be paid by the Borrower under the Credit Agreement.

7.

Parties. This Guaranty shall inure to the benefit of the Lender and its successors, assigns and transferees, and shall be binding upon the Guarantor and its successors and assigns; provided, that the Guarantor may not assign this Guaranty, nor delegate any of its duties under this Guaranty without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole discretion.

8.

All notices and other communications with respect to this Guarantor shall be in writing and sent by ordinary, certified mail, nationally recognized overnight courier service or delivered in person, and in the case of Lender shall be sent to it at 1500 Broadway, 17th floor, New York, New York 10036, Attention: Martin S Silver, and in the case of Guarantor shall be sent to it at 2200 S.W. 10th Street, Deerfield Beach, Florida 33442, Attention: Steve Markley, Manager, or to such other address as designated by such person by notice in accordance with this Section 8. All notices shall be deemed received upon actual receipt thereof or refusal of delivery

9.

Remedies. The Guarantor stipulates that the remedies at law in respect of any default or threatened default by the Guarantor in the performance of or compliance with any of the terms of this Guaranty are not and will not be adequate, and that any of such terms may be specifically enforced by a decree for specific performance, without the necessity of posting a bond or other form of security, or by an injunction against violation of any such terms or otherwise.

10.

Rights to Deal with the Borrower. At any time and from time to time, without terminating, affecting or impairing the validity of this Guaranty or the obligations of the Guarantor hereunder, the Lender may deal with the Borrower in the same manner and as fully as if this Guaranty did not exist and shall be entitled, among other things, to grant the Borrower, without notice or demand and without affecting the Guarantor’s liability hereunder, such extension or extensions of time to perform, renew, compromise, accelerate or otherwise change the time for payment of or otherwise change the terms of indebtedness or any part thereof contained in or arising under the Credit Agreement, the Note or any other Loan Documents, or to waive any obligation of the Borrower to perform, any act or acts as the Lender may deem advisable.

11.

Subrogation. The Guarantor shall not be entitled to be subrogated to any of the rights of the Lender against the Borrower or any other Person or any collateral security for any of the Guaranteed Obligations, nor shall the Guarantor be entitled to or seek any contribution or reimbursement from the Borrower or any other Person until the full and complete indefeasible payment and performance of all Guaranteed Obligations and the termination of the Credit Agreement and all Loan Documents as acknowledged in writing by the Lender. If any amount shall be paid to the Guarantor on account of any subrogation, contribution and/or reimbursement rights at any time prior to such full and final payment, and termination, such amount shall be held by the Guarantor in trust for the Lender, segregated from the other funds of the Guarantor and shall immediately deliver such amounts, in the exact form received, with any necessary endorsements, if requested by the Lender) to the Lender to be applied to the Guaranteed Obligations in such order and manner as the Lender shall determine. Any claims of the Guarantor against the Borrower arising from payments made or actions taken by the Guarantor pursuant to the provisions of this Guaranty shall be in all respects subordinate to the full and complete indefeasible payment and performance of all amounts, obligations and liabilities, the payment or performance and discharge of which are guaranteed by this Guaranty, and no payment hereunder by Guarantor shall give rise to any claim of such Guarantor against the Lender. In addition, any and all subrogation, contribution and reimbursement rights of the Guarantor shall be suspended upon the occurrence of the events described in Section 1(d) until the full, complete and indefeasible payment of the Guaranteed Obligations and the termination of the Credit Agreement and all Loan Documents as acknowledged in writing by the Lender.

12.

Survival of Representations and Warranties. All representations, warranties, covenants and agreements made herein, including representations and warranties incorporated by reference and/or deemed made herein, shall survive any investigation or inspection made by or on behalf of the Lender and shall continue in full force and effect until all of the obligations of the Guarantor under this Guaranty shall be fully paid and performed in accordance with the terms hereof, and until the full and final payment of the Guaranteed Obligations and the termination of the Credit Agreement and all Loan Documents as acknowledged in writing by the Lender.

13.

GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL AND CERTAIN OTHER WAIVERS. (a) THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD DEFER TO THE LAWS OF ANOTHER JURISDICTION. THE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUIT, ACTION, OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHICH IS BROUGHT BY OR AGAINST IT, GUARANTOR IRREVOCABLY AGREES THAT (I) ALL CLAIMS IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT, (II) TO THE EXTENT THAT IT HAS ACQUIRED, OR HEREAFTER MAY ACQUIRE, ANY IMMUNITY FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS THEREIN, SUCH IMMUNITY IS HEREBY WAIVED TO THE FULLEST EXTENT PERMITTED BY LAW AND (III) NOT TO COMMENCE ANY ACTION, SUIT OR PROCEEDING RELATING TO THIS GUARANTY OR ANY TRANSACTION EXCEPT

IN SUCH COURTS. THE GUARANTOR HEREBY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUCH SUIT, ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY (AND FURTHER IRREVOCABLY AGREES THAT SERVICE OF PROCESS AND ALL OTHER LEGAL PROCESS MAY BE DELIVERED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 8 OF THIS GUARANTY AND THAT SUCH SERVICE SHALL BE SUFFICIENT FOR ALL PURPOSES OF APPLICABLE LAW), OR (C) JURISDICTION OR VENUE FOR ANY SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM.

(b)

THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING IN CONNECTION WITH THIS GUARANTY. THE GUARANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE LENDER’S EXECUTION, DELIVERY AND PERFORMANCE OF THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THAT THE LENDER IS RELYING ON THE FOREGOING WAIVERS IN ITS PRESENT AND FUTURE DEALINGS WITH THE BORROWER, THE GUARANTOR, AND THEIR RESPECTIVE AFFILIATES.

14.

Miscellaneous. (a) This Guaranty contains the entire agreement with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(b)

This Guaranty may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Guarantor and consented to in writing by the Lender, or, in the case of a waiver, only by a written instrument signed by the Lender.

(c)

No delay on the part of the Lender in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of the Lender of any such right, power or privilege, or any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and shall not preclude the Lender from seeking any other remedy available, whether pursuant to applicable law or otherwise.

(d)

Every provision of this Guaranty is intended to be severable. If any term or provision of this Guaranty shall be or be held to be invalid, illegal or unenforceable for any reason whatsoever, the validity, legality and enforceability of the remaining provisions hereof or thereof shall not in any way be affected or impaired thereby.

(e)

All section titles or captions contained in this Guaranty are for convenience only, shall not be deemed a part of this Guaranty and shall not affect the meaning or interpretation of this Guaranty. All references herein to Sections shall be deemed references to such parts of this Guaranty, unless the context shall otherwise require.

IN WITNESS WHEREOF, the undersigned has signed this Guaranty as of the day and year first above written.

XTV INVESTMENTS, LLC

By: /s/ Steve Markley

Name: Steve Markley

Title: Managing Member